Press Release
TechnipFMC Announces Fourth-Quarter 2025 Results
•Subsea inbound of $2.3 billion in the quarter; full-year orders of $10.1 billion
•Shareholder distributions of $188 million in the quarter; full-year distributions of $1 billion
•Increased Subsea revenue and adjusted EBITDA margin guidance

NEWCASTLE & HOUSTON, February 19, 2026 — TechnipFMC plc (NYSE: FTI) (the “Company” or “TechnipFMC”) today reported fourth-quarter 2025 results.
Summary Financial Results from Continuing Operations - Fourth Quarter 2025
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions, except per share amounts)	Dec. 31, 2025	Sep. 30, 2025	Dec. 31, 2024	Sequential	Year-over-Year
Revenue	$2,517.0	$2,647.3	$2,367.3	(4.9%)	6.3%
Net income	$242.7	$309.7	$224.7	(21.6%)	8.0%
Net income margin	9.6%	11.7%	9.5%	(210 bps)	10 bps
Diluted earnings per share	$0.59	$0.75	$0.52	(21.3%)	13.5%

Adjusted EBITDA	$440.5	$518.9	$351.0	(15.1%)	25.5%
Adjusted EBITDA margin	17.5%	19.6%	14.8%	(210 bps)	270 bps
Adjusted net income	$286.5	$312.1	$236.2	(8.2%)	21.3%
Adjusted diluted earnings per share	$0.70	$0.75	$0.54	(6.7%)	29.6%

Inbound orders	$2,588.0	$2,648.1	$2,923.5	(2.3%)	(11.5%)
Ending backlog	$16,571.6	$16,813.6	$14,376.3	(1.4%)	15.3%

Total Company revenue in the fourth quarter was $2,517 million. Net income attributable to TechnipFMC was $242.7 million, or $0.59 per diluted share. These results included after-tax charges and credits totaling $43.8 million of expense, or $0.11 per share (Exhibit 6).
Adjusted net income was $286.5 million, or $0.70 per diluted share (Exhibit 6). Adjusted net income included the following items:
•A discrete non-cash, positive net tax benefit of $79.8 million due to the release of valuation allowances which resulted from the Company’s assessment of the carrying value of its deferred tax assets and future projections of income; and
•A foreign exchange loss of $2.9 million after-tax, or a gain of $0.9 million before-tax.
Adjusted EBITDA, which excludes pre-tax charges and credits, was $440.5 million; adjusted EBITDA margin was 17.5 percent (Exhibit 8).
When excluding the after-tax impact of the foreign exchange loss of $2.9 million, net income was $245.6 million. Adjusted EBITDA, excluding the foreign exchange gain of $0.9 million, was $439.6 million (Exhibit 8).

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Summary Financial Results from Continuing Operations - Full Year 2025
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Twelve Months Ended		Change
(In millions, except per share amounts)	Dec. 31, 2025	Dec. 31, 2024	Year-over- Year
Revenue	$9,932.6	$9,083.3	9.4%
Net income	$963.9	$842.9	14.4%
Net income margin	9.7%	9.3%	40 bps
Diluted earnings per share	$2.30	$1.91	20.4%

Adjusted EBITDA	$1,824.1	$1,351.1	35.0%
Adjusted EBITDA margin	18.4%	14.9%	350 bps
Adjusted net income	$1,027.0	$803.2	27.9%
Adjusted diluted earnings per share	$2.45	$1.82	34.6%

Inbound orders	$11,156.2	$11,574.6	(3.6%)
Ending backlog	$16,571.6	$14,376.3	15.3%

Total Company revenue in the full year was $9,932.6 million. Net income attributable to TechnipFMC was $963.9 million, or $2.30 per diluted share. These results included after-tax charges and credits totaling $63.1 million of expense, or $0.15 per share (Exhibit 6).
Adjusted net income was $1,027 million, or $2.45 per diluted share (Exhibit 6). Adjusted net income included the following items:
•A discrete non-cash, positive net tax benefit of $79.8 million due to the release of valuation allowances which resulted from the Company’s assessment of the carrying value of its deferred tax assets and future projections of income; and
•A foreign exchange loss of $30.3 million after-tax, or a loss of $11.7 million before-tax.
Adjusted EBITDA, which excludes pre-tax charges and credits, was $1,824.1 million; adjusted EBITDA margin was 18.4 percent (Exhibit 9).
When excluding the after-tax impact of the foreign exchange loss of $30.3 million, net income was $994.2 million. Adjusted EBITDA, excluding the foreign exchange loss of $11.7 million, was $1,835.8 million (Exhibit 9).

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Doug Pferdehirt, Chair and CEO of TechnipFMC, stated, “I am very proud to report our strong quarterly and full-year results, as we closed out 2025 with solid operational momentum. Total Company inbound for the year was $11.2 billion, driving growth in backlog to $16.6 billion.”
“Total Company revenue for the year grew 9 percent to $9.9 billion. Adjusted EBITDA, excluding foreign exchange, improved to $1.8 billion, an increase of 33 percent when compared to the prior year. Full-year cash flow from operating activities increased to $1.8 billion. Free cash flow increased to $1.4 billion and shareholder distributions grew to $1 billion, both more than double the levels achieved in the prior year.”
Pferdehirt continued, “Subsea orders in the quarter were $2.3 billion, resulting in $10.1 billion of inbound for the full year. Direct awards, iEPCI™, and Subsea Services represent an increasing share of our inbound. In fact, this combination accounted for more than 80 percent of our total Subsea inbound in 2025. Most importantly, this high-quality inbound derisks project execution, enabling accelerated project timelines and increased schedule certainty.”
“Over the last three years, we delivered on our goal to inbound more than $30 billion of Subsea orders. This has driven Subsea backlog to $15.9 billion. Given our expectation for $10 billion of Subsea inbound in the current year, we anticipate further growth in backlog.”
Pferdehirt added, “The inbound secured in 2025 also speaks to a change in customer behavior, with more clients adopting a portfolio approach to offshore development. Instead of focusing on the next project exclusively, operators are taking a broader portfolio view of their opportunities and executing a vision for their entire asset base. bp’s approach to the Paleogene is an excellent example, where TechnipFMC is executing the Tiber and Kaskida projects at the same time—utilizing a consistent project methodology focused on our standard 20K equipment and integrated delivery.”
“The increased collaboration that comes with a portfolio approach also provides us with greater visibility into the project pipeline. We are seeing the impact on our Subsea Opportunity list, with the latest update reflecting the sixth consecutive quarterly increase in value. The list now highlights approximately $29 billion of opportunities for future development when using the midpoint of project values, reinforcing our confidence in continued strength in offshore activity through the end of the decade and beyond.”
Pferdehirt concluded, “2025 was another year of exceptional performance for TechnipFMC, and I want to acknowledge the efforts of our 22,000 women and men across the globe. The actions we have taken—which are ultimately focused on driving project returns higher—give our clients confidence that they can build cost and schedule certainty into their expectations, which is creating additional opportunities for our Company.”
“While we had great commercial, operational, and financial success in the year, we are far from achieving optimal performance. We know that our work is not complete. We also know that our culture of continuous improvement in everything we do gives us the right strategic mindset to make offshore investment an even bigger and more sustainable opportunity.”

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Operational and Financial Highlights

Subsea
Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Dec. 31, 2025	Sep. 30, 2025	Dec. 31, 2024	Sequential	Year-over-Year
Revenue	$2,194.2	$2,319.2	$2,047.9	(5.4%)	7.1%
Operating profit	$269.9	$401.3	$230.0	(32.7%)	17.3%
Operating profit margin	12.3%	17.3%	11.2%	(500 bps)	110 bps
Adjusted EBITDA	$415.6	$505.6	$338.6	(17.8%)	22.7%
Adjusted EBITDA margin	18.9%	21.8%	16.5%	(290 bps)	240 bps

Inbound orders	$2,340.3	$2,381.5	$2,698.5	(1.7%)	(13.3%)
Ending backlog[1,2,3]	$15,871.7	$16,038.2	$13,518.1	(1.0%)	17.4%

Estimated Consolidated Backlog Scheduling (In millions)	Dec. 31, 2025
2026	$5,978
2027	$4,381
2028 and beyond	$5,514
Total	$15,872
[1] Backlog as of December 31, 2025 was decreased by a foreign exchange impact of $313 million.
[2] Backlog does not capture all revenue potential for Subsea Services.
[3] Backlog as of December 31, 2025 does not include total Company non-consolidated backlog of $377 million.

Subsea reported fourth-quarter revenue of $2,194.2 million, a decrease of 5.4 percent from the third quarter. Revenue decreased sequentially primarily due to lower activity in the North Sea and Latin America, offset in part by higher activity in Asia Pacific.
Subsea reported an operating profit of $269.9 million. Operating profit declined sequentially due to seasonally lower vessel-based activity and reduced fleet availability resulting from higher scheduled maintenance in the period. Results were also negatively impacted by $50.2 million of higher restructuring, impairment and other charges when compared to the prior quarter, driven by additional simplification and industrialization actions taken to further improve operating efficiency. Operating profit margin decreased 500 basis points to 12.3 percent.
Subsea reported adjusted EBITDA of $415.6 million, a decrease of 17.8 percent when compared to the third quarter. The sequential decline was driven by seasonally lower vessel-based activity and reduced fleet availability resulting from higher scheduled maintenance in the period. Adjusted EBITDA margin decreased 290 basis points to 18.9 percent.

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Subsea inbound orders were $2,340.3 million for the quarter. Book-to-bill in the period was 1.1x. The following awards were included in the period:
•Ithaca Energy Flexible Pipe Contract (U.K. North Sea)
Significant* contract by Ithaca Energy for flexible risers on the Captain development in the U.K. North Sea. TechnipFMC will design, manufacture, and install flexible risers, flowlines, and associated hardware. The Captain field has benefited from technology enhancements since first production in 1997, including the second phase of an enhanced oil recovery project supported by TechnipFMC in 2024.
*A “significant” contract is between $75 million and $250 million.

•Chevron Gorgon Stage 3 Project (Australia)
Significant* contract by Chevron for Subsea 2.0® production systems for the Gorgon Stage 3 brownfield project. This contract marks the introduction of the first 7-inch series of Subsea 2.0® horizontal subsea trees. In addition, TechnipFMC will deliver flexible jumpers designed to increase production rates and provide flow assurance for gas applications.
*A “significant” contract is between $75 million and $250 million.

•bp 20K Tiber iEPCI™ Project (Gulf of America)
Large* integrated Engineering, Procurement, Construction, and Installation (iEPCI™) contract by bp for its greenfield Tiber development in the Gulf of America. This direct award leverages the engineering and equipment in progress for bp’s first 20,000 psi (20K) Paleogene project, Kaskida, which bp awarded to TechnipFMC in 2024.
*For TechnipFMC, the value of this contract is between $600 million and $800 million.

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The following awards were announced in the period and were included in prior quarter results:

•Eni Maha iEPCI™ Project (Indonesia)
Substantial* iEPCI™ contract by Eni S.p.A. for the deepwater Maha project offshore Indonesia. The project represents Eni’s first deployment of TechnipFMC’s Subsea 2.0® configure-to-order (CTO) technology in Indonesia. The award leverages experience gained through a series of successful projects with Eni in the region, including Jangkrik and Merakes, and will tie back to the existing Jangkrik Floating Production Unit. TechnipFMC will design and manufacture Subsea 2.0® tree systems, flexible flowlines, a manifold, and controls, as well as install the subsea production system.
*A “substantial” contract is between $250 million and $500 million. This award was included in inbound orders in the second quarter of 2025.

•Eni Coral North Development (Mozambique)
Substantial* Engineering, Procurement, Construction, and Installation contract by Eni S.p.A. for the Coral North development, the second floating liquefied natural gas (FLNG) project offshore Mozambique, in water depths of approximately 2,000 meters. TechnipFMC will manufacture and install flexible flowlines and risers, as well as install subsea manifolds and umbilicals.
*A “substantial” contract is between $250 million and $500 million. This award was included in inbound orders in the second quarter of 2025.

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Surface Technologies

Financial Highlights
Reconciliation of U.S. GAAP to non-GAAP financial measures are provided in financial schedules.

	Three Months Ended			Change
(In millions)	Dec. 31, 2025	Sep. 30, 2025	Dec. 31, 2024	Sequential	Year-over-Year
Revenue	$322.8	$328.1	$319.4	(1.6%)	1.1%
Operating profit	$46.3	$36.8	$36.5	25.8%	26.8%
Operating profit margin	14.3%	11.2%	11.4%	310 bps	290 bps
Adjusted EBITDA	$58.2	$53.8	$53.5	8.2%	8.8%
Adjusted EBITDA margin	18.0%	16.4%	16.8%	160 bps	120 bps

Inbound orders	$247.7	$266.6	$225.0	(7.1%)	10.1%
Ending backlog	$699.9	$775.4	$858.2	(9.7%)	(18.4%)

Surface Technologies reported fourth-quarter revenue of $322.8 million, a decline of 1.6 percent from the third quarter. The modest decrease in revenue was driven by lower activity in North America and timing of project-related activity in the Middle East, partially offset by higher activity in Asia Pacific.
Surface Technologies reported operating profit of $46.3 million, an increase of 25.8 percent versus the third quarter. Operating profit increased sequentially due to higher services activity in the Middle East and operational efficiencies related to business transformation initiatives. The prior period was also negatively impacted by an accelerated amortization expense. Operating profit margin increased 310 basis points to 14.3 percent.
Surface Technologies reported adjusted EBITDA of $58.2 million, an increase of 8.2 percent when compared to the third quarter. Results increased due to higher services activity in the Middle East and operational efficiencies related to business transformation initiatives. Adjusted EBITDA margin increased 160 basis points to 18 percent.
Inbound orders for the quarter were $247.7 million, a decrease of 7.1 percent sequentially. Backlog ended the period at $699.9 million.

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Corporate and Other Items (three months ended December 31, 2025)
Corporate expense was $34.6 million.
Foreign exchange gain was $0.9 million.
Net interest expense was $4.6 million.
The provision for income taxes was $33.3 million.
Total depreciation and amortization was $105.9 million.
Cash provided by operating activities was $453.6 million. Capital expenditures were $94.5 million. Free cash flow was $359.1 million (Exhibit 11).
During the quarter, the Company repurchased 3.9 million of its ordinary shares for total consideration of $168.1 million. When including a dividend payment of $20.2 million, total shareholder distributions in the quarter were $188.3 million. For the twelve months ended December 31, 2025, the Company’s total distributions to shareholders were $1,000.6 million.
The Company ended the period with cash and cash equivalents of $1,031.9 million. Net cash increased sequentially to $601.9 million (Exhibit 10).

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2026 Full-Year Financial Guidance1
The Company’s full-year guidance for 2026 can be found in the table below.
Updates to Subsea guidance, previously issued on October 23, 2025, are as follows:
•Subsea revenue in a range of $9.2 - 9.6 billion, which increased from the previous guidance range of $9.1 - 9.5 billion.
•Subsea adjusted EBITDA margin in a range of 21 - 22%, which increased from the previous guidance range of 20.5 - 22%.

2026 Guidance (As of February 19, 2026)

Subsea	Surface Technologies
Revenue in a range of $9.2 - 9.6 billion	Revenue in a range of $1.15 - 1.3 billion

Adjusted EBITDA margin in a range of 21 - 22%	Adjusted EBITDA margin in a range of 16.5 - 18%

TechnipFMC

Corporate expense, net $115 - 125 million
(excludes charges and credits)

Net interest expense $10 - 20 million

Effective tax rate 27 - 31%

Capital expenditures approximately $340 million

Free cash flow[2] $1.3 - 1.45 billion

1 Our guidance measures of adjusted EBITDA margin, free cash flow and corporate expense, net, excluding charges and credits, are non-GAAP financial measures. We are unable to provide a reconciliation to comparable GAAP financial measures on a forward-looking basis without unreasonable effort because of the unpredictability of the individual components of the most directly comparable GAAP financial measure and the variability of items excluded from each such measure. Such information may have a significant, and potentially unpredictable, impact on our future financial results.
2 Free cash flow is calculated as cash flow from operations less capital expenditures.

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Teleconference
The Company will host a teleconference on Thursday, February 19, 2026 to discuss the fourth-quarter 2025 financial results. The call will begin at 1:30 p.m. London time (8:30 a.m. New York time). Webcast access and an accompanying presentation can be found at www.TechnipFMC.com.
An archived audio replay will be available after the event at the same website address. In the event of a disruption of service or technical difficulty during the call, information will be posted on our website.

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###
About TechnipFMC

TechnipFMC is a leading technology provider to the traditional and new energy industries; delivering fully integrated projects, products, and services.

With our proprietary technologies and comprehensive solutions, we are transforming our clients’ project economics, helping them unlock new possibilities to develop energy resources while reducing carbon intensity and supporting their energy transition ambitions.

Organized in two business segments — Subsea and Surface Technologies — we will continue to advance the industry with our pioneering integrated ecosystems (such as iEPCI™, iFEED™ and iComplete®), technology leadership and digital innovation.

Each of our approximately 22,000 employees is driven by a commitment to our clients’ success, and a culture of strong execution, purposeful innovation, and challenging industry conventions.

TechnipFMC uses its website as a channel of distribution of material company information. To learn more about how we are driving change in the industry, go to www.TechnipFMC.com and follow us on X @TechnipFMC.

This communication contains “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements usually relate to future events, market growth and recovery, growth of our new energy business, and anticipated revenues, earnings, cash flows, or other aspects of our operations or operating results. Forward-looking statements are often identified by words such as “guidance,” “confident,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “will,” “likely,” “predicated,” “estimate,” “outlook,” “commit” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs, and assumptions concerning future developments and business conditions and their potential effect on us. While management believes these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those contemplated in the forward-looking statements include unpredictable trends in the demand for and price of oil and natural gas; competition and unanticipated changes relating to competitive factors in our industry, including ongoing industry consolidation; our inability to develop, implement and protect new technologies and services and intellectual property related thereto; the cumulative loss of major contracts, customers, alliances, or business disruptions; disruptions in the political, regulatory, economic and social conditions, or public health crisis in the countries where we conduct business; the Depository Trust Company the impact of our existing and future indebtedness; a downgrade in our debt rating; the risks caused by our acquisition and divestiture activities; additional costs or risks from increasing scrutiny and expectations regarding sustainability matters; uncertainties related to our investments, including those related to energy transition; the risks caused by fixed-price contracts; our failure to timely deliver our backlog; our reliance on subcontractors, suppliers and our joint venture partners; a failure or breach of our IT infrastructure or that of our subcontractors, suppliers or joint venture partners, including as a result of cyber-attacks; challenges with managing artificial intelligence, machine learning, and data science; risks of pirates and maritime conflicts endangering our maritime employees and assets; any delays and cost overruns of capital asset construction projects for vessels and manufacturing facilities; potential liabilities

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inherent in the industries in which we operate or have operated; our failure to comply with existing and future laws and regulations, including those related to environmental protection, climate change, health and safety, labor and employment, import/export controls, currency exchange, bribery and corruption, taxation, privacy, data protection and data security; uninsured claims and litigation against us; the additional restrictions on dividend payouts or share repurchases as an English public limited company; tax laws, treaties and regulations and any unfavorable findings by relevant tax authorities; significant changes or developments in U.S. or other national trade policies, including tariffs and the reactions of other countries thereto; potential departure of our key managers and employees; adverse seasonal, weather, and other climatic conditions; unfavorable currency exchange rates; risk in connection with our defined benefit pension plan commitments; and our inability to obtain sufficient bonding capacity for certain contracts as well as those set forth in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our other reports subsequently filed with the Securities and Exchange Commission.

We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

Investor relations

Matt Seinsheimer
Senior Vice President, Investor Relations and Corporate Development
Tel: +1 281 260 3665
Email: Matt Seinsheimer

James Davis
Director, Investor Relations
Tel: +1 281 260 3665
Email: James Davis
Media relations Mendi Head Senior Manager, Public Relations and Media Relations Tel: +1 346 297 8392 Email: Mendi Head

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Exhibit 1
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data, unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2025	2025	2024	2025	2024

Revenue	$2,517.0	$2,647.3	$2,367.3	$9,932.6	$9,083.3
Costs and expenses	2,251.8	2,242.3	2,165.1	8,612.4	8,126.5
	265.2	405.0	202.2	1,320.2	956.8

Other income (expense), net including income from equity affiliates	17.3	(7.4)	27.1	(10.7)	(24.2)
Net gain (loss) on disposal of Measurement Solutions business	—	—	(3.9)	—	71.3

Income before net interest expense and income taxes	282.5	397.6	225.4	1,309.5	1,003.9
Net interest expense	(4.6)	(10.6)	(13.5)	(39.5)	(63.5)

Income before income taxes	277.9	387.0	211.9	1,270.0	940.4
Provision (benefit) for income taxes	33.3	76.1	(17.8)	302.9	85.1

Net income	244.6	310.9	229.7	967.1	855.3
Income attributable to non-controlling interests	(1.9)	(1.2)	(5.0)	(3.2)	(12.4)

Net income attributable to TechnipFMC plc	$242.7	$309.7	$224.7	$963.9	$842.9

Earnings per share attributable to TechnipFMC plc
Basic	$0.60	$0.76	$0.53	$2.34	$1.96
Diluted	$0.59	$0.75	$0.52	$2.30	$1.91

Weighted average shares outstanding:
Basic	402.8	409.5	424.5	412.2	429.1
Diluted	409.7	415.7	435.8	419.7	440.5

Cash dividends declared per share	$0.05	$0.05	$0.05	$0.20	$0.20

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Exhibit 2
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2025	2025	2024	2025	2024
Segment revenue
Subsea	$2,194.2	$2,319.2	$2,047.9	$8,665.9	$7,819.9
Surface Technologies	322.8	328.1	319.4	1,266.7	1,263.4
Total segment revenue	$2,517.0	$2,647.3	$2,367.3	$9,932.6	$9,083.3

Segment operating profit
Subsea	$269.9	$401.3	$230.0	$1,299.4	$953.1
Surface Technologies	46.3	36.8	36.5	136.7	204.2
Total segment operating profit	$316.2	$438.1	$266.5	$1,436.1	$1,157.3

Corporate items
Corporate expense(1)	$(34.6)	$(28.0)	$(37.9)	$(114.9)	$(124.9)
Net interest expense	(4.6)	(10.6)	(13.5)	(39.5)	(63.5)
Foreign exchange gains (losses)	0.9	(12.5)	(3.2)	(11.7)	(28.5)
Total corporate items	$(38.3)	$(51.1)	$(54.6)	$(166.1)	$(216.9)

Income before income taxes(2)	$277.9	$387.0	$211.9	$1,270.0	$940.4

(1)    Corporate expense primarily includes corporate staff expenses, share-based compensation expenses, and other employee benefits.
(2)    Includes amounts attributable to non-controlling interests.

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Exhibit 3
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
BUSINESS SEGMENT DATA
(In millions, unaudited)

	Three Months Ended			Year Ended
Inbound Orders (1)	December 31,	September 30,	December 31,	December 31,
	2025	2025	2024	2025	2024

Subsea	$2,340.3	$2,381.5	$2,698.5	$10,060.4	$10,403.5
Surface Technologies	247.7	266.6	225.0	1,095.8	1,171.1
Total inbound orders	$2,588.0	$2,648.1	$2,923.5	$11,156.2	$11,574.6

Order Backlog (2)	December 31, 2025	September 30, 2025	December 31, 2024

Subsea	$15,871.7	$16,038.2	$13,518.1
Surface Technologies	699.9	775.4	858.2
Total order backlog	$16,571.6	$16,813.6	$14,376.3

(1)    Inbound orders represent the estimated sales value of confirmed customer orders received during the reporting period.
(2)    Order backlog is calculated as the estimated sales value of unfilled, confirmed customer orders at the reporting date.

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Exhibit 4
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, unaudited)

	December 31,
	2025	2024

Cash and cash equivalents	$1,031.9	$1,157.7
Trade receivables, net	1,128.6	1,318.5
Contract assets, net	1,065.5	967.7
Inventories, net	1,153.0	1,076.7
Other current assets	1,166.3	947.0
Total current assets	5,545.3	5,467.6

Property, plant and equipment, net	2,285.3	2,133.8
Intangible assets, net	425.7	508.3
Other assets	1,861.9	1,759.5
Total assets	$10,118.2	$9,869.2

Short-term debt and current portion of long-term debt	$34.3	$277.9
Accounts payable, trade	1,179.8	1,302.6
Contract liabilities	2,148.9	1,786.6
Other current liabilities	1,551.8	1,497.7
Total current liabilities	4,914.8	4,864.8

Long-term debt, less current portion	395.7	607.3
Other liabilities	1,402.4	1,258.7
TechnipFMC plc stockholders’ equity	3,363.8	3,093.8
Non-controlling interests	41.5	44.6
Total liabilities and equity	$10,118.2	$9,869.2

TechnipFMC.com	Page 16 of 26

Exhibit 5
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions, unaudited)

	Three Months Ended December 31,	Year Ended December 31,
	2025	2025	2024
Cash provided by operating activities
Net income	$244.6	$967.1	$855.3
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	105.9	441.8	392.7
Employee benefit plan and share-based compensation costs	6.7	68.8	76.2
Deferred income tax provision (benefit), net	(51.3)	36.0	(246.1)
Derivative instruments and foreign exchange	13.1	34.2	(73.6)
Income from equity affiliates, net of dividends received	2.5	4.0	28.8
Gain on disposal of Measurement Solutions business	—	—	(71.3)
Other	1.1	18.0	17.0
Changes in operating assets and liabilities
Trade receivables, net and Contract assets	336.0	212.7	(236.1)
Inventories, net	26.3	(23.3)	(42.0)
Accounts payable, trade	48.6	(229.6)	8.2
Contract liabilities	(265.1)	278.4	362.7
Income taxes payable (receivable), net	(32.7)	(92.1)	34.8
Other current assets and liabilities, net	110.8	156.0	(226.5)
Other non-current assets and liabilities, net	(92.9)	(107.4)	80.9
Cash provided by operating activities	453.6	1,764.6	961.0

Cash required by investing activities
Capital expenditures	(94.5)	(317.2)	(281.6)
Proceeds from sale of assets	7.2	12.2	19.2
Proceeds from sale of Measurement Solutions business	—	—	186.1
Other	—	6.7	0.5
Cash required by investing activities	(87.3)	(298.3)	(75.8)

Cash required by financing activities
Repayment of debt obligations	(6.9)	(503.3)	(121.3)
Share repurchases	(168.1)	(918.3)	(400.1)
Dividends paid	(20.2)	(82.3)	(85.9)
Payments related to taxes withheld on share-based compensation	(0.1)	(69.3)	(49.7)
Other	(13.2)	(47.7)	9.0
Cash required by financing activities	(208.5)	(1,620.9)	(648.0)
Effect of changes in foreign exchange rates on cash and cash equivalents	(2.5)	28.8	(31.2)
Change in cash and cash equivalents	155.3	(125.8)	206.0
Cash and cash equivalents in the statement of cash flows, beginning of period	876.6	1,157.7	951.7
Cash and cash equivalents in the statement of cash flows, end of period	$1,031.9	$1,031.9	$1,157.7

TechnipFMC.com	Page 17 of 26

Exhibit 6
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data, unaudited)

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (GAAP), the fourth quarter 2025 Earnings Release also includes non-GAAP financial measures (as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended) and describes performance on a year-over-year or sequential basis. Net income attributable to TechnipFMC plc, excluding charges and credits, as well as measures derived from it (including Diluted EPS, excluding charges and credits; Earnings before net interest expense, income taxes, depreciation and amortization, excluding charges and credits (“Adjusted EBITDA”); and Adjusted EBITDA, excluding foreign exchange gains or losses, net; Adjusted EBITDA margin; Adjusted EBITDA margin, excluding foreign exchange, net); Corporate expense, excluding charges and credits; Foreign exchange, net and other, excluding charges and credits; net cash; and free cash flow are non-GAAP financial measures.

Non-GAAP adjustments are presented on a gross basis and the tax impact of the non-GAAP adjustments is separately presented in the applicable reconciliation table. Estimates of the tax effect of each adjustment is calculated item by item, by reviewing the relevant jurisdictional tax rate to the pretax non-GAAP amounts, analyzing the nature of the item and/or the tax jurisdiction in which the item has been recorded, the need of application of a specific tax rate, history of non-GAAP taxable income positions (i.e. net operating loss carryforwards) and concluding on the valuation allowance positions.
Management believes that the exclusion of charges, credits and foreign exchange impacts from these financial measures provides a useful perspective on the Company’s underlying business results and operating trends, and a means to evaluate TechnipFMC’s operations and consolidated results of operations period-over-period. These measures are also used by management as performance measures in determining certain incentive compensation. The foregoing non-GAAP financial measures should be considered by investors in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP. The following is a reconciliation of the most comparable financial measures under GAAP to the non-GAAP financial measures.

	Three Months Ended			Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Net income attributable to TechnipFMC plc	$242.7	$309.7	$224.7	$963.9	$842.9

Charges and (credits):
Restructuring, impairment and other charges	52.1	3.1	14.6	72.8	25.8
Net (gain) loss on disposal of Measurement Solutions business	—	—	3.9	—	(71.3)
Tax on charges and (credits)	(8.3)	(0.7)	(7.0)	(9.7)	5.8
Total charges and (credits)	43.8	2.4	11.5	63.1	(39.7)

Adjusted net income attributable to TechnipFMC plc	$286.5	$312.1	$236.2	$1,027.0	$803.2

Weighted diluted average shares outstanding	409.7	415.7	435.8	419.7	440.5

Reported earnings per share - diluted	$0.59	$0.75	$0.52	$2.30	$1.91
Adjusted earnings per share - diluted	$0.70	$0.75	$0.54	$2.45	$1.82

TechnipFMC.com	Page 18 of 26

Exhibit 7
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended			Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Net income attributable to TechnipFMC plc	$242.7	$309.7	$224.7	$963.9	$842.9

Income attributable to non-controlling interests	1.9	1.2	5.0	3.2	12.4
Provision (benefit) for income tax	33.3	76.1	(17.8)	302.9	85.1
Net interest expense	4.6	10.6	13.5	39.5	63.5
Depreciation and amortization	105.9	118.2	107.1	441.8	392.7
Restructuring, impairment and other charges	52.1	3.1	14.6	72.8	25.8
Net (gain) loss on disposal of Measurement Solutions business	—	—	3.9	—	(71.3)

Adjusted EBITDA	$440.5	$518.9	$351.0	$1,824.1	$1,351.1

Foreign exchange, net	(0.9)	12.5	3.2	11.7	28.5
Adjusted EBITDA, excluding foreign exchange, net	$439.6	$531.4	$354.2	$1,835.8	$1,379.6

TechnipFMC.com	Page 19 of 26

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	December 31, 2025
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$2,194.2	$322.8	$—	$—	$2,517.0

Operating profit (loss), as reported (pre-tax)	$269.9	$46.3	$(34.6)	$0.9	$282.5

Charges and (credits):
Restructuring, impairment and other charges	52.0	(0.2)	0.3	—	52.1
Subtotal	52.0	(0.2)	0.3	—	52.1

Depreciation and amortization	93.7	12.1	0.1	—	105.9

Adjusted EBITDA	$415.6	$58.2	$(34.2)	$0.9	$440.5

Foreign exchange, net	—	—	—	(0.9)	(0.9)

Adjusted EBITDA, excluding foreign exchange, net	$415.6	$58.2	$(34.2)	$—	$439.6

Operating profit margin, as reported	12.3%	14.3%			11.2%

Adjusted EBITDA margin	18.9%	18.0%			17.5%

Adjusted EBITDA margin, excluding foreign exchange, net	18.9%	18.0%			17.5%

TechnipFMC.com	Page 20 of 26

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	September 30, 2025
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$2,319.2	$328.1	$—	$—	$2,647.3

Operating profit (loss), as reported (pre-tax)	$401.3	$36.8	$(28.0)	$(12.5)	$397.6

Charges and (credits):
Restructuring, impairment and other charges	1.8	1.3	—	—	3.1
Subtotal	1.8	1.3	—	—	3.1

Depreciation and amortization	102.5	15.7	—	—	118.2

Adjusted EBITDA	$505.6	$53.8	$(28.0)	$(12.5)	$518.9

Foreign exchange, net	—	—	—	12.5	12.5

Adjusted EBITDA, excluding foreign exchange, net	$505.6	$53.8	$(28.0)	$—	$531.4

Operating profit margin, as reported	17.3%	11.2%			15.0%

Adjusted EBITDA margin	21.8%	16.4%			19.6%

Adjusted EBITDA margin, excluding foreign exchange, net	21.8%	16.4%			20.1%

TechnipFMC.com	Page 21 of 26

Exhibit 8
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended
	December 31, 2024
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$2,047.9	$319.4	$—	$—	$2,367.3

Operating profit (loss), as reported (pre-tax)	$230.0	$36.5	$(37.9)	$(3.2)	$225.4

Charges and (credits):
Restructuring, impairment and other charges	13.1	1.9	(0.4)	—	14.6
Loss on disposal of Measurement Solutions business	—	3.9	—	—	3.9
Subtotal	13.1	5.8	(0.4)	—	18.5

Depreciation and amortization	95.5	11.2	0.4	—	107.1

Adjusted EBITDA	$338.6	$53.5	$(37.9)	$(3.2)	$351.0

Foreign exchange, net	—	—	—	3.2	3.2

Adjusted EBITDA, excluding foreign exchange, net	$338.6	$53.5	$(37.9)	$—	$354.2

Operating profit margin, as reported	11.2%	11.4%			9.5%

Adjusted EBITDA margin	16.5%	16.8%			14.8%

Adjusted EBITDA margin, excluding foreign exchange, net	16.5%	16.8%			15.0%

TechnipFMC.com	Page 22 of 26

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Year Ended
	December 31, 2025
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$8,665.9	$1,266.7	$—	$—	$9,932.6

Operating profit (loss), as reported (pre-tax)	$1,299.4	$136.7	$(114.9)	$(11.7)	$1,309.5

Charges and (credits):
Restructuring, impairment and other charges	52.4	20.1	0.3	—	72.8
Subtotal	52.4	20.1	0.3	—	72.8

Depreciation and amortization	387.2	54.2	0.4	—	441.8

Adjusted EBITDA	$1,739.0	$211.0	$(114.2)	$(11.7)	$1,824.1

Foreign exchange, net	—	—	—	11.7	11.7

Adjusted EBITDA, excluding foreign exchange, net	$1,739.0	$211.0	$(114.2)	$—	$1,835.8

Operating profit margin, as reported	15.0%	10.8%			13.2%

Adjusted EBITDA margin	20.1%	16.7%			18.4%

Adjusted EBITDA margin, excluding foreign exchange, net	20.1%	16.7%			18.5%

TechnipFMC.com	Page 23 of 26

Exhibit 9
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Year Ended
	December 31, 2024
	Subsea	Surface Technologies	Corporate Expense	Foreign Exchange, net	Total
Revenue	$7,819.9	$1,263.4	$—	$—	$9,083.3

Operating profit (loss), as reported (pre-tax)	$953.1	$204.2	$(124.9)	$(28.5)	$1,003.9

Charges and (credits):
Restructuring, impairment and other charges	12.9	8.1	4.8	—	25.8
Gain on disposal of Measurement Solutions business	—	(71.3)	—	—	(71.3)
Subtotal	12.9	(63.2)	4.8	—	(45.5)

Depreciation and amortization	342.5	49.0	1.2	—	392.7

Adjusted EBITDA	$1,308.5	$190.0	$(118.9)	$(28.5)	$1,351.1

Foreign exchange, net	—	—	—	28.5	28.5

Adjusted EBITDA, excluding foreign exchange, net	$1,308.5	$190.0	$(118.9)	$—	$1,379.6

Operating profit margin, as reported	12.2%	16.2%			11.1%

Adjusted EBITDA margin	16.7%	15.0%			14.9%

Adjusted EBITDA margin, excluding foreign exchange, net	16.7%	15.0%			15.2%

TechnipFMC.com	Page 24 of 26

Exhibit 10
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	December 31, 2025	September 30, 2025	December 31, 2024
Cash and cash equivalents	$1,031.9	$876.6	$1,157.7
Short-term debt and current portion of long-term debt	(34.3)	(33.6)	(277.9)
Long-term debt, less current portion	(395.7)	(404.4)	(607.3)
Net cash	$601.9	$438.6	$272.5

Net cash is a non-GAAP financial measure reflecting cash and cash equivalents, net of debt. Management uses this non-GAAP financial measure to evaluate our capital structure and financial leverage. We believe net cash is a meaningful financial measure that may assist investors in understanding our financial condition and recognizing underlying trends in our capital structure. Net cash should not be considered an alternative to, or more meaningful than, cash and cash equivalents as determined in accordance with U.S. GAAP or as an indicator of our operating performance or liquidity.

TechnipFMC.com	Page 25 of 26

Exhibit 11
TECHNIPFMC PLC AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, unaudited)

	Three Months Ended December 31,	Year Ended December 31,
	2025	2025	2024
Cash provided by operating activities	$453.6	$1,764.6	$961.0
Capital expenditures	(94.5)	(317.2)	(281.6)
Free cash flow	$359.1	$1,447.4	$679.4

Free cash flow is a non-GAAP financial measure and is defined as cash provided by operating activities less capital expenditures. Management uses this non-GAAP financial measure to evaluate our financial condition. We believe free cash flow is a meaningful financial measure that may assist investors in understanding our financial condition and results of operations.

TechnipFMC.com	Page 26 of 26